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                                                                    EXHIBIT 99.1

                           [Front Side of Proxy Card]


                             HI-LO AUTOMOTIVE, INC.
       SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ________, _______, 1998
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints T. Michael Young, K. Grant Hutchins, Gary D. Walther, and each of them, attorneys and proxies, with full power of substitution, to vote as proxy all the shares of Common Stock standing in the name of the undersigned at the Special Meeting of Stockholders of Hi-Lo Automotive, Inc. ("Hi/LO") to be held at ______________________________
________________, Houston, Texas, at 9:00 A.M., Houston time, on _________,
______, 1998, and at any adjournment or postponement thereof, in accordance with the instructions below. Receipt of the notice of meeting and Proxy Statement/Prospectus dated _____________, 1997 related to the Special Meeting, is hereby acknowledged.

     The undersigned hereby revokes any proxies heretofore given and directs said attorneys to act or vote as follows:

                     (PLEASE DATE AND SIGN ON REVERSE SIDE)

                            [Reverse Side of Proxy]

          1. To approve and adopt the Agreement and Plan of Merger dated as of October 17, 1997 by and among Discount Auto Parts, Inc., HLA Acquisition, Inc. and Hi-Lo Automotive, Inc., as set forth in Appendix A attached to the proxy statement/prospectus.

               ____ FOR             ____ AGAINST              ____ ABSTAIN

          2. In their discretion, the Proxies are authorized to vote upon such other business as may properly be brought before the meeting or any adjournment or postponement thereof.


     This proxy is solicited by the Board of Directors and will be voted in accordance with the stockholder's specifications hereon. In the absence of such specifications, the proxy will be voted FOR approval and adoption of the Agreement and Plan of Merger dated as of October 17, 1997.



Dated _________________, 1998                     ______________________________



                                                  ______________________________
                                                  Signature of Stockholder(s)*

                                                  *Please sign exactly as name
                                                   appears on this proxy.  Joint
                                                   owners each should sign. If
                                                   held by a corporation or
                                                   partnership, please sign in
                                                   the full corporate or
                                                   partnership name, by an
                                                   authorized corporate officer
                                                   or, if a partnership, by an
                                                   authoried person.  When
                                                   signing as an authorized
                                                   officer or person, attorney,
                                                   trustee, administrator,
                                                   executor, etc., please
                                                   indicate your full tile as
                                                   such.

            PLEASE MARK, DATE, SIGN AND RETURN YOUR PROXY PROMPTLY.
                         PLEASE DO NOT FOLD THIS PROXY.